Exhibit 99.1

Twist Bioscience Reports Fiscal Fourth Quarter and Full Year Fiscal 2022 Financial Results

-- Record revenue of $203.6 million in Fiscal 2022; Increase of 54% over $132.3 million in Fiscal 2021 –

-- Orders increased to $226 million in Fiscal 2022; Increase of 42% over $160 million in Fiscal 2021 --

— Expect revenue in the range of $261 million to $269 million for full year Fiscal 2023 --

— Expect revenue of $350 million for full year Fiscal 2024 --

SOUTH SAN FRANCISCO, Calif. -- (November 18, 2022) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the fourth quarter and full year fiscal 2022 ended September 30, 2022.

"In fiscal 2022, we reported quarter after quarter of record revenue in a climate of macroeconomic and geopolitical uncertainty, while also laying the foundation for growth in 2023 and beyond," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "We continued the ramp up of the Factory of the Future, developed NGS applications across sequencing platforms and entered into antibody discovery and optimization partnerships."

Dr. Leproust continued, "We're now in a position to execute on the next phase of our growth in 2023. The Factory of the Future is on track to ship products in January 2023 and we plan to launch our first DNA data storage solution as an early access offering in late calendar 2023. In NGS, we expect to gain market share and expand in areas that require deep sequencing such as MRD and liquid biopsy. In addition, we're integrating Twist Boston with our Biopharma offerings to provide customers with a portfolio of services across discovery methods."

FISCAL 2022 FINANCIAL RESULTS

•Orders: Total orders received for fiscal 2022 were $226 million compared to $159.5 million for fiscal 2021.
•Revenue: Total revenues for fiscal 2022 were $203.6 million compared to $132.3 million for fiscal 2021.
•Cost of Revenues: Cost of revenues for fiscal 2022 was $119.3 million compared to $80.6 million for fiscal 2021.

•Research and Development Expenses: Research and development expenses for fiscal 2022 were $120.3 million compared to $69.1 million for fiscal 2021.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2022 were $212.9 million compared to $135.9 million for fiscal 2021.
•Net Loss: Net loss attributable to common stockholders for fiscal 2022 was $217.9 million, or $4.04 per share, compared to $152.1 million, or $3.15 per share, for fiscal 2021.
•Cash Position: As of September 30, 2022, the company had $505.0 million in cash, cash equivalents and short-term investments.

FISCAL 2022 FOURTH QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the fourth quarter of fiscal 2022 were $62.1 million compared to $45.2 million for the same period of fiscal 2021.
•Revenue: Total revenues for the fourth quarter of fiscal 2022 were $57.3 million compared to $38.0 million for the same period of fiscal 2021.
•Cost of Revenues: Cost of revenues for the fourth quarter of fiscal 2022 was $31.6 million compared to $22.5 million for the same period of fiscal 2021.
•Research and Development Expenses: Research and development expenses for the fourth quarter of fiscal 2022 were $29.6 million compared to $19.4 million for the same period of fiscal 2021.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fourth quarter of fiscal 2022 were $54.2 million compared to $38.2 million for the same period of fiscal 2021.
•Net Loss: Net loss attributable to common stockholders for the fourth quarter of fiscal 2022 was $51.1 million, or $0.91 per share, compared to $41.2 million, or $0.84 per share, for the same period of fiscal 2021.

Recent Highlights:

SynBio and NGS

•Shipped products to approximately 3,300 customers in fiscal 2022, versus approximately 2,900 in fiscal 2021.
•Shipped approximately 558,000 genes during fiscal 2022, compared with approximately 372,000 in fiscal 2021.
•Partnered with Illumina to provide expanded customer access to a robust Exome target enrichment panel designed to advance disease research.
•Collaborated with PacBio to develop an initial portfolio of off-the-shelf long-read gene panels, including a 50-gene pharmacogenomics panel and a nearly 400-gene panel of challenging, medically relevant "dark genes”.

•Launched the Twist Human Sample ID Kit to provide researchers with a solution to track samples throughout the lab workflow from whole blood or purified DNA.
•Partnered with the Australian Research Council (ARC) Centre of Excellence in Synthetic Biology (CoESB) to provide CoESB members and partners with access to a wide range of Twist products that facilitate research and development.
•Offered new SARS-CoV-2 controls for the BA.4 sublineage of the omicron variant.

BioPharma and DNA Data Storage

•Participated in panels and presentations at key data storage and biopharma conferences including the Joint School of Nanoscience and Nanoengineering (JSNN) NanoImpacts 2022, CAR-TCR Summit and the 14th Annual Protein & Antibody Engineering Summit (PEGS) Europe.

Corporate
•Promoted Patrick Finn, Ph.D. to president and chief operating officer.
•Earned Great Place to Work® Certification™ in the U.S. for the second consecutive year, and for the first time in China, Germany, Singapore, and the United Kingdom.

Fiscal 2023 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2023 and 2024, including the first quarter of fiscal 2023. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2023, Twist provided the following financial guidance:

•Revenue is expected to be in the range of $261 million to $269 million
◦SynBio revenue is expected to be in the range of $104 million to $106 million
◦NGS revenue is expected to be in the range of $120 million to $123 million
◦Biopharma revenue is expected to be in the range of $37 million to $40 million
•Gross margin is expected to be approximately 39-40% for fiscal 2023
•Operating expenses including R&D and SG&A are expected to be approximately $365 million for the year
◦R&D expense is expected to be approximately $138 million
•Net loss is expected to be approximately $260 million and includes:
◦Stock-based compensation is expected to be approximately $83 million
◦Depreciation and amortization is expected to be approximately $26 million
◦Operating expenses for DNA data storage of approximately $46 million
◦Capital expenditure is expected to be approximately $50 million
◦FY23 Year End Cash projected to be $300M

For the first quarter of fiscal year 2023, Twist provided the following financial guidance:

•Revenue is expected to be approximately $54 million
•SynBio revenue is expected to be approximately $21 million
•NGS revenue is expected to be approximately $25 million
•Biopharma revenue is expected to be approximately $8 million

Fiscal 2024 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2024. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2024, Twist provided the following financial guidance:

•Revenue is expected to be approximately $350 million
•Gross margin is expected to be approximately 49%
•Operating expenses are expected to be approximately $386 million for the year
•Operating loss is expected to be approximately $215 million and includes:
◦Stock based compensation of approximately $90 million
◦Depreciation and amortization of approximately $35 million
◦Operating expenses for DNA data storage of approximately $57 million
•Capital expenditure is expected to be approximately $40 million
•FY24 Year End Cash projected to be $170M

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, financial guidance for fiscal 2023 and 2024 and the first quarter of fiscal 2023, statements regarding future growth, expansion, market share gains, plans to achieve adjusted EBITDA break-even point for Twist Bioscience's core business and biopharma and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, expected commencement of product shipment from the “Factory of the Future” in January 2023; timing of the early access launch of Twist Bioscience’s first DNA data storage solution, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties relating to COVID-19; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies, including Abveris, and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2022 and subsequent filings with the SEC. Additional risk factors may be described in the “Risk Factors” section of Twist’s Annual Report on Form 10-K to be filed with the SEC on or about November 22, 2022. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Angela Bitting
SVP, Corporate Affairs
Twist Bioscience
abitting@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended September 30,		Twelve months ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues	$57,306	$37,951	$203,565	$132,333
Operating expenses:
Cost of revenues	$31,586	$22,497	$119,330	$80,620
Research and development	29,606	19,443	120,307	69,072
Selling, general and administrative	54,159	38,243	212,949	135,901
Change in fair value of contingent considerations and holdbacks	(1,174)	(2,421)	(14,245)	(534)
Total operating expenses	$114,177	$77,762	$438,341	$285,059
Loss from operations	$(56,871)	$(39,811)	$(234,776)	$(152,726)
Interest income	1,928	58	3,062	435
Interest expense	(26)	(83)	(80)	(367)
Gain on deconsolidation of Revelar	4,607	—	4,607	—
Other income (expense), net	(461)	(1,064)	(1,087)	(1,370)
Benefit from (provision for) income taxes	(292)	(340)	10,411	1,930
Net loss attributable to common stockholders	$(51,115)	$(41,240)	$(217,863)	$(152,098)
Net loss per share attributable to common stockholders—basic and diluted	$(0.91)	$(0.84)	$(4.04)	$(3.15)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	56,267	49,350	53,885	48,251

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	September 30, 2022	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$378,687	$465,829
Short-term investments	126,281	12,034
Accounts receivable, net	40,294	28,549
Inventories	39,307	31,800
Prepaid expenses and other current assets	11,914	8,283
Total current assets	$596,483	$546,495
Property and equipment, net	139,441	44,122
Operating lease right-of-use assets	74,948	61,580
Other non-current assets	150,506	49,900
Total assets	$961,378	$702,097
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,092	$14,900
Accrued liabilities	37,192	28,764
Current portion of operating lease liability	13,642	8,213
Current portion of long-term debt	—	1,552
Other current liabilities	19,737	9,623
Total current liabilities	$90,663	$63,052
Operating lease liability, net of current portion	81,270	53,156
Other non-current liabilities	60	5,068
Total liabilities	$171,993	$121,276
Total stockholders’ equity	$789,385	$580,821
Total liabilities and stockholders’ equity	$961,378	$702,097